Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR THIRD QUARTER FISCAL 2026

Revenue was $724.3 Million

Net Loss from Continuing Operations Attributable to Shareholders was $46.2 Million or $0.16 Diluted Net Loss Per Share

Adjusted Net Income from Continuing Operations Attributable to Shareholders was $3.9 Million or $0.01 Adjusted Diluted Net Income Per Share

Operating Income was $36.0 Million

Adjusted OIBDA was $85.3 Million

Trailing 12-Month Library Revenue Grew 10% to $1.05 Billion, 5th Record Quarter in a Row

SANTA MONICA, CA, and VANCOUVER, BC, February 5, 2026 – Lionsgate Studios Corp. (NYSE: LION) (“Lionsgate”) today reported third quarter results for the quarter ended December 31, 2025.

The Company reported third quarter revenue of $724.3 million, operating income of $36.0 million and net loss from continuing operations attributable to shareholders of $46.2 million or $0.16 diluted net loss per share on 290.0 million diluted weighted average common shares outstanding. Adjusted net income from continuing operations attributable to shareholders in the quarter was $3.9 million or $0.01 adjusted diluted net income per share on 293.9 million diluted weighted average common shares outstanding. Adjusted OIBDA was $85.3 million in the quarter.

“I’m pleased to report a quarter that keeps us on track for our fiscal 2026 financial targets and positions us for significant growth in fiscal 2027 and beyond,” said Lionsgate CEO Jon Feltheimer. “Our investment in our IP portfolio is achieving its intended results: our film and television pipelines are strong, our library continues to grow, and our extension of franchise properties across multiple platforms continues to increase.”

Trailing 12-month (TTM) library revenue increased 10% from the prior-year quarter to a record $1.05 billion, marking the 5th consecutive quarter of record TTM library revenue.

Third Quarter Segment Results

Motion Picture segment revenue of $421.2 million grew by 35% year-over-year driven by the releases of The Housemaid and Now You See Me: Now You Don’t. The Housemaid was released on December 19 with 12 days of its domestic box office performance reflected in the quarter and most of its contribution scheduled for the fourth quarter and into fiscal 2027. Segment profit of $58.5 million was impacted by an increase in P&A spend on films released in the quarter.

Television Production segment revenue of $303.1 million and segment profit of $55.7 million declined from the prior year quarter due to the timing of episodic deliveries, partially offset by strength in television library revenue.

Lionsgate senior management will hold its analyst and investor conference call to discuss fiscal 2026 third quarter results today, February 5th, at 5:00 PM ET/2:00 PM PT. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate Investor Relations website. Alternatively, interested parties can join the webcast directly via the following link. A full replay will become available this evening by clicking the same link.

About Lionsgate
Lionsgate (NYSE: LION) is one of the world's leading standalone, pure play content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a premier talent management and production powerhouse at 3 Arts Entertainment and a more than 20,000-title film and television library, all driven by Lionsgate's bold and entrepreneurial culture.

###

For further information, investors should contact:
Nilay Shah
310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

Laurel Pecchia
310-255-5114
lpecchia@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facility and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; weakness in the global economy and financial markets, including a recession, bank failures and general economic uncertainty; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; the volatility of currency exchange rates; our ability to manage growth; the effects of competition on our future business; the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate or will operate in the future;

international, national or local economic, social or political conditions that could adversely affect our business; the effectiveness of our internal controls and our corporate policies and procedures; changes in personnel and availability of qualified personnel; the volatility of the market price and liquidity of our common shares; and the other risk factors set forth in Lionsgate’s public filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Websites
The information in this press release should be read in conjunction with the financial statements and footnotes contained in Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, which will be posted on Lionsgate’s website at http://investors.lionsgate.com/. Trending schedules containing certain financial information will also be available.

LIONSGATE STUDIOS CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in millions)

	December 31, 2025	March 31, 2025
ASSETS
Cash and cash equivalents	$182.4	$212.5
Accounts receivable, net	772.2	585.6
Other current assets	364.9	362.1
Assets of discontinued operations - current	—	75.8
Total current assets	1,319.5	1,236.0
Investment in films and television programs, net	2,223.3	1,994.2
Property and equipment, net	34.4	34.1
Investments	36.3	77.8
Intangible assets, net	27.0	20.8
Goodwill	846.8	808.5
Other noncurrent assets	756.9	827.1
Assets of discontinued operations - noncurrent	—	1,823.6
Total assets	$5,244.2	$6,822.1
LIABILITIES
Accounts payable	$258.6	$256.5
Content related payables - current	20.6	35.2
Accrued expenses and other current liabilities	199.6	228.8
Participations and residuals	601.6	642.5
Film related obligations - current	1,214.0	1,617.8
Debt - current	159.0	134.0
Deferred revenue - current	415.3	201.7
Liabilities of discontinued operations - current	—	350.8
Total current liabilities	2,868.7	3,467.3
Debt - noncurrent	1,763.8	1,838.9
Participations and residuals	420.8	409.3
Film related obligations - noncurrent	838.5	365.1
Other noncurrent liabilities	392.1	417.3
Deferred revenue	79.7	169.1
Deferred tax liabilities	12.1	12.9
Liabilities of discontinued operations - noncurrent	—	401.2
Total liabilities	6,375.7	7,081.1

Redeemable noncontrolling interests	113.7	93.7

EQUITY (DEFICIT)
Common shares, no par value, unlimited shares authorized, 290.1 shares issued (March 31, 2025 - nil)	2,474.2	—
Old Lionsgate Class A voting common shares, no par value (March 31, 2025 - 83.7 shares issued)	—	674.7
Old Lionsgate Class B non-voting common shares, no par value (March 31, 2025 - 156.8 shares issued)	—	2,522.1
Accumulated deficit	(3,803.0)	(3,534.1)
Accumulated other comprehensive income	52.4	72.6
Total Lionsgate Studios Corp. shareholders' equity (deficit)	(1,276.4)	(264.7)
Noncontrolling interests	31.2	(88.0)
Total equity (deficit)	(1,245.2)	(352.7)
Total liabilities, redeemable noncontrolling interests and equity (deficit)	$5,244.2	$6,822.1

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues	$724.3	$628.2	$1,725.3	$1,719.1
Expenses
Direct operating	427.3	397.7	1,066.6	1,159.1
Distribution and marketing	153.2	80.2	373.9	308.2
General and administration	94.1	85.7	252.3	269.3
Depreciation and amortization	4.4	4.4	13.2	13.2
Restructuring and other	9.3	32.5	39.8	64.9
Total expenses	688.3	600.5	1,745.8	1,814.7
Operating income (loss)	36.0	27.7	(20.5)	(95.6)
Interest expense	(65.0)	(63.7)	(200.9)	(195.1)
Interest and other income	4.0	3.1	11.8	11.5
Other income (loss), net	(7.6)	10.2	(21.5)	(5.2)
Loss on extinguishment of debt	—	(0.3)	(2.2)	(4.5)
Gain on investments, net	—	—	8.8	—
Equity interests income (loss)	(5.1)	7.6	(8.2)	8.5
Loss from continuing operations before income taxes	(37.7)	(15.4)	(232.7)	(280.4)
Income tax provision	(6.7)	(4.3)	(14.9)	(13.8)
Net loss from continuing operations, net of income taxes	(44.4)	(19.7)	(247.6)	(294.2)
Net income (loss) from discontinued operations, net of income taxes	—	1.2	(16.5)	34.7
Net loss	(44.4)	(18.5)	(264.1)	(259.5)
Net (income) loss attributable to noncontrolling interests	(1.8)	(3.4)	(4.4)	14.8
Net loss attributable to Lionsgate Studios Corp. shareholders	$(46.2)	$(21.9)	$(268.5)	$(244.7)

Amounts attributable to Lionsgate Studios Corp. shareholders:
Net loss from continuing operations	$(46.2)	$(23.1)	$(252.0)	$(279.4)
Net income (loss) from discontinued operations, net of tax	—	1.2	(16.5)	34.7
Net loss attributable to Lionsgate Studios Corp. shareholders	$(46.2)	$(21.9)	$(268.5)	$(244.7)

Per share information attributable to Lionsgate Studios Corp. shareholders:
Basic net loss per common share - continuing operations	$(0.16)	$(0.09)	$(0.89)	$(1.13)
Basic net income (loss) per common share - discontinued operations	—	—	(0.06)	0.14
Basic net loss per common share	$(0.16)	$(0.09)	$(0.95)	$(0.99)

Diluted net loss per common share - continuing operations	$(0.16)	$(0.09)	$(0.89)	$(1.13)
Diluted net income (loss) per common share - discontinued operations	—	—	(0.06)	0.14
Diluted net loss per common share	$(0.16)	$(0.09)	$(0.95)	$(0.99)

Weighted average number of common shares outstanding:
Basic	290.0	250.2	283.9	248.4
Diluted	290.0	250.2	283.9	248.4

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in millions)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating Activities:
Net loss	$(44.4)	$(18.5)	$(264.1)	$(259.5)
Less: Net income (loss) from discontinued operations, net of tax	—	1.2	(16.5)	34.7
Net loss from continuing operations, net of tax	(44.4)	(19.7)	(247.6)	(294.2)
Adjustments to reconcile net loss from continuing operations, net of tax to net cash used in operating activities:
Depreciation and amortization	4.4	4.4	13.2	13.2
Amortization of films and television programs	267.1	277.8	679.7	772.1
Amortization of debt financing costs and other non-cash interest	1.4	5.7	7.0	23.3
Non-cash share-based compensation	26.0	14.3	50.9	46.0
Other non-cash items	19.4	(3.0)	50.6	25.5
Content and other impairments	5.0	7.3	14.8	25.8
Loss on extinguishment of debt	—	0.3	2.2	4.5
Equity interests (income) loss	5.1	(7.6)	8.2	(8.5)
Gain on investments, net	—	—	(8.8)	—
Deferred income taxes	0.3	0.4	0.8	11.8
Changes in operating assets and liabilities:
Accounts receivable, net	(72.0)	1.1	44.0	318.5
Investment in films and television programs, net	(351.9)	(403.5)	(932.1)	(1,262.6)
Other assets	6.1	(20.0)	61.3	(26.4)
Accounts payable and accrued liabilities	(24.9)	(41.2)	(100.0)	(163.8)
Participations and residuals	30.3	(26.5)	(32.8)	(83.8)
Content related payables	(7.1)	0.9	(20.1)	(9.6)
Deferred revenue	26.3	25.1	87.0	262.6
Net Cash Flows Used In Operating Activities - Continuing Operations	(108.9)	(184.2)	(321.7)	(345.6)
Net Cash Flows Provided By (Used In) Operating Activities - Discontinued Operations	—	65.4	77.8	(14.1)
Net Cash Flows Used In Operating Activities	(108.9)	(118.8)	(243.9)	(359.7)
Investing Activities:
Acquisition of businesses, net of cash acquired	—	—	(29.4)	—
Net proceeds from purchase price adjustments for eOne acquisition	—	—	—	12.0
Proceeds from the sale of equity method and other investments	—	1.5	34.0	1.5
Acquisition of assets (film library and related assets)	—	—	—	(35.0)
Investment in equity method investees and other	—	—	(2.3)	(2.0)
Distributions from equity method investees and other	—	—	0.3	—
Capital expenditures	(3.0)	(1.4)	(9.7)	(9.9)
Repayment of loans receivable	—	0.8	—	0.8
Net Cash Flows Provided By (Used In) Investing Activities - Continuing Operations	(3.0)	0.9	(7.1)	(32.6)
Net Cash Flows Used In Investing Activities - Discontinued Operations	—	(4.1)	(1.5)	(13.7)
Net Cash Flows Provided By Used In Investing Activities	(3.0)	(3.2)	(8.6)	(46.3)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	603.1	1,020.2	2,331.6	3,557.7
Debt - repurchases and repayments	(617.3)	(924.0)	(2,396.3)	(3,493.0)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Film related obligations - borrowings	673.8	342.2	2,085.2	1,494.9
Film related obligations - repayments	(586.3)	(346.3)	(2,033.9)	(1,582.4)
Cash settlement in connection with Starz Separation refinancing	—	0.8	262.8	—
Sale of noncontrolling interest in Legacy Lionsgate Studios Corp.	—	(1.4)	(3.5)	281.7
Purchase of noncontrolling interest	—	—	—	(7.4)
Distributions to noncontrolling interest	(1.7)	(6.1)	(3.7)	(6.7)
Exercise of stock options	0.1	0.4	0.1	0.7
Tax withholding required on equity awards	—	(0.1)	(13.4)	(28.7)
Net Cash Flows Provided By Financing Activities - Continuing Operations	71.7	84.9	228.9	216.8
Net Cash Flows Provided By (Used In) Financing Activities - Discontinued Operations	—	7.9	(22.3)	75.6
Net Cash Flows Provided By Financing Activities	71.7	92.8	206.6	292.4
Net Change In Cash, Cash Equivalents and Restricted Cash	(40.2)	(29.2)	(45.9)	(113.6)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	1.3	(6.0)	2.3	(3.7)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	286.9	289.3	291.6	371.4
Cash, Cash Equivalents and Restricted Cash - End Of Period	$248.0	$254.1	$248.0	$254.1

LIONSGATE STUDIOS CORP.
BASIS OF PRESENTATION AND SUPPLEMENTAL INFORMATION

Starz Separation. On May 6, 2025, through a series of transactions contemplated by a certain arrangement agreement, dated as of January 29, 2025, as amended by an amending agreement, dated as of March 12, 2025 (collectively, the “Arrangement Agreement”), the separation of the businesses of Legacy Lionsgate Studios, of which Old Lionsgate owned approximately 87.8% and the Starz Business (the “Starz Separation”) was completed. As a result of the Arrangement Agreement, the pre-transaction shareholders of Old Lionsgate own shares in two separately traded public companies: (1) New Lionsgate, which was renamed “Lionsgate Studios Corp.” and holds, directly and through subsidiaries, the Studio Business previously held by Old Lionsgate, and is owned by Old Lionsgate shareholders and Legacy Lionsgate Studios shareholders, and (2) Old Lionsgate, which was renamed “Starz Entertainment Corp.” and holds, directly and through subsidiaries, the Starz Business that was previously held by Old Lionsgate.

Notwithstanding the legal form of the Starz Separation, for accounting and financial reporting purposes, in accordance with United States generally accepted accounting principles (“U.S. GAAP”), due to the relative significance of the Studio Business as compared to the Starz Business and the continued involvement of Old Lionsgate’s senior management with the Company following the completion of the Starz Separation, Old Lionsgate is considered the accounting spinnor or divesting entity and Starz is considered the accounting spinnee or divested entity. As a result, Old Lionsgate is the accounting predecessor to the Company and the pro rata distribution of the Starz Business has been recorded through equity with no gain or loss recorded. The Starz Business is reflected as discontinued operations in the financial statements following the completion of the Starz Separation.

LIONSGATE STUDIOS CORP.
SEGMENT INFORMATION
(Unaudited, amounts in millions)

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company's Chief Executive Officer (“CEO”) is the CODM.

Following the Starz Separation, the Company no longer reports the Media Networks segment and currently has two reportable business segments: (1) Motion Picture and (2) Television Production.
(1)     Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
(2)     Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz, and the ancillary market distribution of Starz original productions and licensed product (prior to the Starz Separation, licensing to the former Media Networks segment). Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.

In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions, prior to the Starz Separation, include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the former Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses) are eliminated in consolidation and, therefore, do not affect consolidated results from operations. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements and licensing motion pictures or television programming to Starz is not eliminated in consolidation and, therefore, are reflected in the consolidated results from continuing operations.

Segment information is presented in the tables below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Segment revenues
Studio Business:
Motion Picture	$421.2	$311.4	$964.9	$1,070.1
Television Production	303.1	404.6	790.3	1,062.5
Total Studio Business	724.3	716.0	1,755.2	2,132.6
Intersegment eliminations	—	(87.8)	(29.9)	(413.5)
	$724.3	$628.2	$1,725.3	$1,719.1
Segment profit
Studio Business:
Motion Picture	$58.5	$82.7	$91.7	$169.8
Television Production	55.7	60.9	94.2	96.0
Total Studio Business segment profit(1)	114.2	143.6	185.9	265.8
Adjusted corporate general and administrative expenses(1)(2)	(28.9)	(28.4)	(90.0)	(89.9)
Adjusted OIBDA(1)(3)	$85.3	$115.2	$95.9	$175.9
_______________________

(1)See "Use of Non-GAAP Financial Measures" for the definition of Studio Business Segment Profit and Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.
(2)Adjusted corporate general and administrative expenses exclude $2.5 million and $6.4 million in the three and nine months ended December 31, 2024, respectively, of corporate general and administrative expenses that were historically allocated by Old Lionsgate to the Starz Business prior to the Starz Separation.
(3)Beginning in the quarter ended June 30, 2025, unallocated rent cost for production facilities that were unutilized as a result of the industry strikes is excluded from Adjusted OIBDA, consistent with the calculation of segment profit. Adjusted OIBDA for the three and nine months ended December 31, 2024 has been adjusted to reflect amounts consistent with the current period presentation.

The Company's primary measure of segment performance is its Studio Business segment profit. Segment profit is defined as gross contribution (segment revenues, less segment direct operating and segment distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain content charges as a result of changes in management and/or content strategy, certain benefits or expenses related to the COVID-19 global pandemic, unallocated rent cost and purchase accounting and related adjustments. The Company believes the presentation of Studio Business segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management, including the CODM, and enables them to understand the fundamental performance of the Company’s businesses. The CODM uses the Studio Business segment profit to evaluate the operating performance of the Company’s segments, to inform decisions for planning and forecasting, and for the allocation of resources. Segment profit is a GAAP financial measure.

Total Studio Business segment profit is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA AND TOTAL STUDIO BUSINESS SEGMENT PROFIT
(Unaudited, amounts in millions)

The following table reconciles the GAAP measure, operating loss to the non-GAAP measures, Adjusted OIBDA and Total Studio Business Segment Profit:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating income (loss)	$36.0	$27.7	$(20.5)	$(95.6)
Adjusted depreciation and amortization(1)	3.4	3.3	10.2	10.1
Restructuring and other(2)	9.3	32.5	39.8	64.9
COVID-19 related (benefits) charges(3)	—	—	1.0	(2.1)
Unallocated rent cost included in direct operating expense(4)	7.9	4.1	19.4	14.6
Adjusted share-based compensation expense(5)	25.1	14.3	49.2	41.3
Purchase accounting and related adjustments(6)	3.6	4.0	9.5	9.9
Intersegment eliminations(7)	—	26.8	(12.8)	126.4
Corporate allocation by Old Lionsgate to Starz(8)	—	2.5	—	6.4
Adjusted OIBDA	$85.3	$115.2	$95.8	$175.9
Adjusted corporate general and administrative expenses(8)	28.9	28.4	90.0	89.9
Total Studio Business Segment Profit	$114.2	$143.6	$185.8	$265.8
_______________________
(1)Adjusted depreciation and amortization represent depreciation and amortization as presented on our unaudited condensed consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Depreciation and amortization	$4.4	$4.4	$13.2	$13.2
Less: Amount included in purchase accounting and related adjustments	(1.0)	(1.1)	(3.0)	(3.1)
Adjusted depreciation and amortization	$3.4	$3.3	$10.2	$10.1

(2)Restructuring and other primarily consists of restructuring and severance costs, as well as certain transaction and other costs, when applicable, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Restructuring and other:
Content and other impairments(a)	$5.0	$7.3	$14.9	$25.8
Severance(b)	5.1	20.4	19.8	24.6
Transaction and other costs(c)	(0.8)	4.8	5.1	14.5
	$9.3	$32.5	$39.8	$64.9
_______________________

(a)Content and other impairments primarily reflect $2.3 million and $10.9 million in content impairment charges and development cost write-offs recorded during the three and nine months ended December 31, 2025, respectively, in connection with the restructuring of the Motion Picture and Television Production businesses. Amounts in the three and nine months ended December 31, 2024 include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. In addition, the amounts in the three and nine months ended December 31, 2025 and 2024 include impairment charges related to certain operating lease right-of-use assets and leasehold improvements within the Television Production segment. These impairments are recognized as a result of facilities that are no longer expected to be utilized by the Company, primarily related to the integration of eOne.
(b)Severance costs were primarily related to workforce reduction actions undertaken in connection with restructuring and acquisition integration activities, as well as other cost-reduction initiatives.
(c)Transaction and other costs primarily relate to transaction, integration and legal costs incurred in connection with certain strategic transactions and restructuring activities, as well as costs associated with certain legal matters. In addition, the three and nine months ended December 31, 2025 include a gain of $2.6 million from the sale of the Company’s streaming platform in India that was not a part of the disposal group of the Starz Business.

(3)Amounts in the nine months ended December 31, 2024 include insurance recoveries recognized in connection with certain COVID-19-related circumstances. These charges and benefits are excluded from segment operating results.
(4)Amounts represent rent cost for production facilities that were unutilized due to lower demand following the industry strikes and, as such, are not allocated to the Company’s segments.
(5)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Total share-based compensation expense	$26.0	$14.3	$50.9	$46.0
Less:
Amount included in restructuring and other(a)	(0.9)	—	(1.7)	(4.7)
Adjusted share-based compensation	$25.1	$14.3	$49.2	$41.3
_______________________
(a)Amounts represent share-based compensation expense recorded within restructuring and other expenses, attributable to the accelerated vesting of equity awards pursuant to certain severance arrangements.

(6)Purchase accounting and related adjustments primarily consist of the amortization of non-cash fair value adjustments to certain assets acquired in acquisitions. The table below presents the amounts included in each financial statement line item:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Purchase accounting and related adjustments:
General and administrative expense(a)	$2.6	$2.9	$6.5	$6.8
Depreciation and amortization	1.0	1.1	3.0	3.1
	$3.6	$4.0	$9.5	$9.9
______________________
(a)Amounts represent compensation expense associated with the noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment. Due to the link to continued employment performance, these amounts are classified as general and administrative expense instead of noncontrolling interest in the consolidated statements of operations.

(7)Amounts reflects the impact of intersegment profit from the Motion Picture and Television Production segments’ licensing motion pictures or television programming to the former Media Networks segment prior to the Starz separation on May 6, 2025. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements and licensing motion pictures or television programming to Starz is not eliminated in consolidation and, therefore, are reflected in consolidated results from continuing operations.

(8)Amounts in the three and nine months ended December 31, 2024 represent $2.5 million and $9.3 million, respectively, of corporate general and administrative expenses that were historically allocated by Old Lionsgate to the Starz Business prior to the Starz Separation, and are therefore excluded from Adjusted OIBDA.
The following table reconciles total corporate general and administrative expenses to adjusted corporate general and administrative expenses:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Total corporate general and administrative expenses	$28.9	$30.9	$90.0	$96.3
Less:
Corporate allocation by Old Lionsgate to Starz	—	(2.5)	—	(6.4)
Adjusted corporate general and administrative expenses	$28.9	$28.4	$90.0	$89.9

LIONSGATE STUDIOS CORP.

RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS TO ADJUSTED NET LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS AND BASIC AND DILUTED EPS FROM CONTINUING OPERATIONS TO ADJUSTED BASIC AND DILUTED EPS FROM CONTINUING OPERATIONS
(Unaudited, amounts in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Reported Net Loss From Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders	$(46.2)	$(23.1)	$(252.0)	$(279.4)
Adjusted share-based compensation expense	25.1	14.3	49.2	41.3
Restructuring and other	9.3	32.5	39.8	64.9
COVID-19 related (benefits) charges	—	—	1.0	(2.1)
Unallocated rent cost included in direct operating expense(1)	7.9	4.1	19.4	14.6
Purchase accounting and related adjustments	3.6	4.0	9.5	9.9
Loss on extinguishment of debt	—	0.3	2.2	4.5
Gain on investments, net	—	—	(8.8)	—
Settlement litigation charge(2)	6.9	—	9.9	—
Tax impact of above items(3)	—	—	—	(0.1)
Noncontrolling interest impact of above items(4)	(2.7)	(3.2)	(7.0)	(8.3)
Adjusted Net Income (Loss) From Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders	$3.9	$28.9	$(136.8)	$(154.7)

Reported Basic EPS - Continuing Operations	$(0.16)	$(0.09)	$(0.89)	$(1.13)
Impact of adjustments on basic earnings per share	0.17	0.21	0.41	0.51
Adjusted Basic EPS - Continuing Operations	$0.01	$0.12	$(0.48)	$(0.62)

Reported Diluted EPS - Continuing Operations	$(0.16)	$(0.09)	$(0.89)	$(1.13)
Impact of adjustments on diluted earnings per share	0.17	0.21	0.41	0.51
Adjusted Diluted EPS - Continuing Operations	$0.01	$0.12	$(0.48)	$(0.62)

Adjusted weighted average number of common shares outstanding:
Basic	290.0	250.2	283.9	248.4
Diluted	293.9	251.3	283.9	248.4
_______________________
(1)Beginning in the quarter ended June 30, 2025, these costs are excluded from Adjusted Net Income (Loss) from Continuing Operations. Amounts for the quarter ended December 31, 2024 have been adjusted to reflect amounts consistent with the current period presentation.
(2)Represents a settlement litigation charge related to a pre-existing legal matter and reflected in equity interest income (loss) on our unaudited condensed consolidated statement of operations.
(3)Represents the tax impact of the adjustments to net income attributable to Lionsgate Studios Corp. shareholders, calculated using the applicable effective tax rate of the adjustment.
(4)Represents the noncontrolling interest impact of the adjustments related to subsidiaries that are not wholly-owned.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
TO ADJUSTED FREE CASH FLOW
(Unaudited, amounts in millions)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net Cash Flows Used In Operating Activities - Continuing Operations	$(108.9)	$(184.2)	$(321.7)	$(345.6)
Capital expenditures	(3.0)	(1.4)	(9.7)	(9.9)
Net borrowings and (repayment) of production and related loans(1):
Production loans	34.2	118.6	(16.8)	63.2
Production tax credit facility	20.2	(2.1)	50.4	(2.4)
Adjusted Free Cash Flow	$(57.5)	$(69.1)	$(297.8)	$(294.7)
_______________________
(1)See "Reconciliation for Non-GAAP Adjustments for Net Borrowings and Repayment of Production and Related Loans" for reconciliation to the most directly comparable GAAP financial measure.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NON-GAAP ADJUSTMENTS FOR NET BORROWINGS AND REPAYMENT OF PRODUCTION AND RELATED LOANS
(Unaudited, amounts in millions)

The following tables reconcile the non-GAAP adjustments for net borrowings and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Three Months Ended December 31, 2025
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
Film related obligations at beginning of period (current and noncurrent)				$1,958.9

Cash flows provided by (used in) financing activities - continuing operations:
Borrowings	$576.6	$20.2	$77.0	673.8
Repayments	(463.0)	—	(123.3)	(586.3)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend	(79.4)	—	—
	$34.2	$20.2	(46.3)
Cash flows provided by (used in) operating activities - continuing operations:
Included in cash flows provided by (used in) operating activities - continuing operations				6.1
Film related obligations at end of period (current and noncurrent)				$2,052.5

	Three Months Ended December 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
Film related obligations at beginning of period (current and noncurrent)				$1,863.1

Cash flows provided by (used in) financing activities - continuing operations:
Borrowings	$322.9	$7.5	$11.8	342.2
Repayments	(223.8)	(9.6)	(112.9)	(346.3)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	19.5	—	—
	$118.6	$(2.1)	$(101.1)
Cash flows provided by (used in) operating activities - continuing operations:
Included in cash flows provided by (used in) operating activities - continuing operations				5.4
Film related obligations at end of period (current and noncurrent)				$1,864.4

	Nine Months Ended December 31, 2025
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
Film related obligations at beginning of period (current and noncurrent)				$1,982.9

Cash flows provided by (used in) financing activities - continuing operations
Borrowings	$1,732.1	$65.9	$287.2	2,085.2
Repayments	(1,669.5)	(15.5)	(348.9)	(2,033.9)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend	(79.4)	—	—
	$(16.8)	$50.4	$(61.7)
Cash flows provided by (used in) operating activities - continuing operations:
Included in cash flows provided by (used in) operating activities - continuing operations				18.3

Film related obligations at end of period (current and noncurrent)				$2,052.5

	Nine Months Ended December 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
Film related obligations at beginning of period (current and noncurrent)				$1,938.0

Cash flows provided by (used in) financing activities - continuing operations:
Borrowings	$1,346.6	$34.0	$114.3	1,494.9
Repayments	(1,300.4)	(36.4)	(245.6)	(1,582.4)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	17.0	—	—
	$63.2	$(2.4)	$(131.3)
Cash flows provided by (used in) operating activities - continuing operations:
Included in cash flows provided by (used in) operating activities - continuing operations				13.9

Film related obligations at end of period (current and noncurrent)				$1,864.4

LIONSGATE STUDIOS CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lionsgate Studios Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain content charges, unallocated rent costs, intersegment profit eliminations, corporate general and administrative expenses historically allocated by Old Lionsgate to Starz, and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.
•Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Content charges include certain charges as a result of changes in content strategy, which are included in direct operating expenses, when applicable.
•Unallocated rent costs represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
•Intersegment profit eliminations reflects the impact of intersegment profit from the Motion Picture and Television Production segments’ licensing motion pictures or television programming to the former Media Networks segment prior to the Starz separation on May 6, 2025. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements and licensing motion pictures or television programming to Starz is not eliminated in consolidation and, therefore, are reflected in consolidated results from continuing operations.
•Corporate allocation by Old Lionsgate to Starz represents corporate general and administrative expenses that were historically allocated to the Starz Business prior to the Starz Separation.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Studio Business Segment Profit: We present the sum of our Motion Picture and Television Production segment profit as our "Studio Business" segment profit. Studio Business segment profit is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

The Company believes the presentation of Studio Business segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses before non-operating items. Studio Business segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company's Motion Picture and Television Production segments, and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements and licensing motion pictures or television programming to Starz is not eliminated in consolidation and, therefore, are reflected in consolidated results from continuing operations. As such, the presentation of Studio Business Segment Profit excludes the impact of intersegment profit eliminations from the Motion Picture and Television Production segments’ licensing motion pictures or television programming to the former Media Networks segment prior to the Starz separation, to reflect the performance of the business consistent with continuing operations. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities from continuing operations, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations from continuing operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities from continuing operations, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities from continuing operations and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities from continuing operations and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities from continuing operations.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities from continuing operations and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities from continuing operations and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities from continuing operations.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

Adjusted Net Income (Loss) - Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders: Adjusted net income (loss) from continuing operations attributable to Lionsgate Studios Corp. shareholders is defined as net income (loss) from continuing operations attributable to Lionsgate Studios Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, unallocated rent costs related to unutilized facilities, net gains or losses on investments and other, gain or loss on extinguishment of debt, COVID-19 related charges (benefit), settlement litigation charge, unusual gains or losses, when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable effective tax rate for each adjustment and net of the impact of the adjustments on noncontrolling interest.

Adjusted Basic and Diluted EPS - Continuing Operations: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) from continuing operations attributable to Lionsgate Studios Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss) from continuing operations, similar to GAAP.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) from Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss) from continuing operations, or earnings (loss) per share from continuing operations as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided above.